UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2008

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2008, the Chief Executive Officer of MicroStrategy Incorporated (the “Company”) adopted a bonus plan (the “New Plan”) for Paul N. Zolfaghari, Executive Vice President, Worldwide Sales and Operations, relating to his performance for each of the third and fourth quarters of 2008. The New Plan supersedes the bonus plan for Mr. Zolfaghari previously adopted by the Chief Executive Officer (the “Original Plan”), with respect to those periods.

Under the New Plan, Mr. Zolfaghari is eligible to receive a cash bonus award for each of the third and fourth quarters of 2008 determined as a percentage of the Company’s income from continuing operations before financing and other income and income taxes for the Company’s core business intelligence software and services business unit for each such quarter. Mr. Zolfaghari remains eligible to receive an annual cash bonus award determined as a percentage of the increase in the value of the Company’s maintenance contracts between the end of 2007 and the end of 2008.

The Original Plan was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. A copy of the New Plan is attached as an exhibit hereto.

In addition, on October 23, 2008, the Chief Executive Officer approved an increase to the annual salary of Mr. Zolfaghari, resulting in an annual salary of $400,000 effective October 1, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Document
99.1	Executive Vice President, Worldwide Sales and Operations Bonus Plan Q3 and Q4 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008	MicroStrategy Incorporated
(Registrant)

	By:	/s/ MICHAEL J. SAYLOR
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Vice President, Worldwide Sales and Operations Bonus Plan Q3 and Q4 2008.